SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2020

ROCKY MOUNTAIN HIGH BRANDS, INC.

(Exact name of the registrant as specified in its charter)

Nevada	000-55609	90-0895673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9101 LBJ Freeway, Suite 200; Dallas, TX	75243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-260-9062

______________________________________________________

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

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SECTION 5 – Corporation Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On April 8, 2020, our Board of Directors approved an amendment to the Certificate of Designation for our Series H Preferred Stock. Pursuant to the First Amended and Restated Certificate of Designation for Series H Preferred Stock, the class consists of 5,000 shares with stated value $1,200 per share. Holder of Series H Preferred Stock are entitled to receive dividends at the rate of 12% of the stated value to be paid quarterly in arrears. Dividends may be paid, at our option, in the form of cash or common stock valued at the conversion price for Series H Preferred Stock. All shares of Series H Preferred Stock are convertible at the option of the holder to shares of common stock at a price equal to the lowest daily VWAP for the Company’s Common Stock for the twenty (20) trading days immediately preceding the conversion date. All conversions are limited such that no holder of Series H Preferred Stock may effect conversion that would result in the holder owning more than 4.99% of our common stock.

At any time following one (1) year from issuance, all shares of Series H Preferred Stock may, at our option, be redeemed by the payment of: (i) cash, (ii) common stock valued at the conversion price then in effect, or (iii) a combination thereof. At two (2) years following the issue date, all shares of Series H Preferred Stock then outstanding will automatically convert to shares of our common stock at the conversion price then in effect.

Shares of Series H Preferred Stock are entitled to vote on an as-if-converted basis on all matters submitted to a vote of our shareholders. With respect to rights upon liquidation, winding up, or dissolution, shares of Series H Preferred Stock rank junior to our Series F Convertible Preferred Stock and senior to our common stock and any other previously issued classes of preferred stock.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	First Amended and Restated Certificate of Designation for Series H Preferred Stock

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

 ROCKY MOUNTAIN HIGH BRANDS, INC.

Date: April 10, 2020

By: /s/ Michael Welch

Michael Welch

Chief Executive Officer

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